Exhibit 16.1

August 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:
We have read the statements made by Ecology Coatings, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our Firm in such 8-K as contained in Items 4 (a) (i, ii, iv, & v). As to all other items, we have no knowledge.

Sincerely,
Semple, Marchal & Cooper, LLP
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE